Exhibit (25)(b)

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)

DEUTSCHE BANK TRUST COMPANY AMERICAS
(formerly BANKERS TRUST COMPANY)
(Exact name of trustee as specified in its charter)

NEW YORK	13-4941247
(Jurisdiction of Incorporation or	(I.R.S. Employer
organization if not a U.S. national bank)	Identification no.)

60 WALL STREET
NEW YORK, NEW YORK	10005
(Address of principal	(Zip Code)
executive offices)
Deutsche Bank Trust Company Americas
Attention: Lynne Malina
Legal Department
60 Wall Street, 37th Floor
New York, New York 10005
(212) 250 — 0677
(Name, address and telephone number of agent for service)

Procter & Gamble International Funding SCA
(Exact Name of Registrant as Specified in Its Charter)
Luxembourg
(State or Other Jurisdiction of Incorporation or Organization)
Not Applicable
(I.R.S. Employer Identification No.)
26, boulevard Royal, L-2449 Luxembourg,
00-352-22-99-99-5241
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Deborah P. Majoras, Secretary
The Procter & Gamble Company
One Procter & Gamble Plaza, Cincinnati, Ohio 45202
(513) 983-7854
(Name, address, including zip code, and telephone number,
Including area code, of agent for service)

Copies to:

Valerie Ford Jacob, Esq.
Kenneth Blackburn, Esq.	Daniel J. Bursky, Esq.
The Procter & Gamble Company	Fried, Frank, Harris, Shriver & Jacobson LLP
One Procter & Gamble Plaza	One New York Plaza
Cincinnati, Ohio 45202	New York, New York 10004
(513) 983- 7676	(212) 859-8000
Procter & Gamble International Funding SCA
Debt Securities
fully and unconditionally guaranteed by
The Procter & Gamble Company

Item 1. General Information.
     Furnish the following information as to the trustee.
(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Federal Reserve Bank (2nd District)	New York, NY
Federal Deposit Insurance Corporation	Washington, D.C.
New York State Banking Department	Albany, NY
(b)	Whether it is authorized to exercise corporate trust powers.

Yes.
Item 2. Affiliations with Obligor.
     If the obligor is an affiliate of the Trustee, describe each such affiliation.
Item 3. -15. Not Applicable
Item 16. List of Exhibits.
Exhibit 1 —	Restated Organization Certificate of Bankers Trust Company dated August 6, 1998, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 25, 1998, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated December 16, 1998, and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated February 27, 2002 — Incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 2 —	Certificate of Authority to commence business — Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 3 —	Authorization of the Trustee to exercise corporate trust powers - Incorporated herein by reference to Exhibit 3 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 4 —	Existing By-Laws of Deutsche Bank Trust Company Americas, as amended on April 15, 2002 business — Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 5 —	Not applicable.

Exhibit 6 —	Consent of Bankers Trust Company required by Section 321(b) of the Act. - business — Incorporated herein by reference to Exhibit 6 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 7 —	The latest report of condition of Deutsche Bank Trust Company Americas dated as of June 30, 2011. Copy attached.

Exhibit 8 —	Not Applicable.

Exhibit 9 —	Not Applicable.

SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Deutsche Bank Trust Company Americas, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on this 4th day of November, 2011.

DEUTSCHE BANK TRUST COMPANY AMERICAS
By:	/s/ Carol Ng
	Name:	Carol Ng
	Title:	Vice President

FFIEC 031
Page RC-1
15
DEUTSCHE BANK TRUST COMPANY AMERICAS
Legal Title of Bank
NEW YORK
City
NY               10005
State            Zip Code
FDIC Certificate Number: 00623
Printed on 8/4/2011 at 1:23 PM
Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 2011
All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.
Schedule RC—Balance Sheet

	Dollar Amounts in Thousands		RCFD	Tril | Bil | Mil | Thou
ASSETS
1. Cash and balances due from depository institutions (from Schedule RC-A):
a. Non interest-bearing balances and currency and coin (1)			0081	426,000	1.a
b. Interest-bearing balances (2)			0071	20,737,000	1.b
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A)			1754	0	2.a
b. Available-for-sale securities (from Schedule RC-B, column D)			1773	1,865,000	2.b
3. Federal funds sold and securities purchased under agreements to resell:			RCON
a. Federal funds sold in domestic offices
			B987	161,000	3.a
			RCFD
b. Securities purchased under agreements to resell (3)			B989	6,000	3.b
4. Loans and lease financing receivables (from Schedule RC-C):
a. Loans and leases held for sale			5369	0	4.a
b. Loans and leases, net of unearned income	B528	14,422,000			4.b
c. LESS: Allowance for loan and lease losses	3123	78,000			4.c
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)			B529	14,344,000	4.d
5. Trading assets (from Schedule RC-D)			3545	4,428,000	5
6. Premises and fixed assets (including capitalized leases)			2145	56,000	6
7. Other real estate owned (from Schedule RC-M)			2150	22,000	7
8. Investments in unconsolidated subsidiaries and associated companies			2130	0	8
9. Direct and indirect investments in real estate ventures			3656	0	9
10. Intangible assets:
a. Goodwill			3163	0	10.a
b. Other intangible assets (from Schedule RC-M)			0426	46,000	10.b
11. Other assets (from Schedule RC-F)			2160	5,355,000	11
12. Total assets (sum of items 1 through 11)			2170	47,446,000	12

(1)	Includes cash items in process of collection and unposted debits.

(2)	Includes time certificates of deposit not held for trading.

(3)	Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

FFIEC 031
Page RC-1a
15a
DEUTSCHE BANK TRUST COMPANY AMERICAS
Legal Title of Bank
FDIC Certificate Number: 00623
Printed on 8/4/2011 at 1:23 PM
Schedule RC—Continued

	Dollar Amounts in Thousands			Tril | Bil | Mil | Thou
LIABILITIES
13. Deposits:			RCON
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)			2200	19,286,000	13.a
(1) Noninterest-bearing (1)	6631	11,995,000			13.a.1
(2) Interest-bearing	6636	7,291,000			13.a.2
b. In foreign offices, Edge and Agreement subsidiaries, and IBFs			RCFN
(from Schedule RC-E, part II)			2200	11,805,000	13.b
(1) Noninterest-bearing	6631	7,429,00			13.b.1
(2) Interest-bearing	6636	4,376,00			13.b.2
14. Federal funds purchased and securities sold under agreements to repurchase:			RCON
a. Federal funds purchased in domestic offices (2)			B993	4,151,000	14.a
			RCFD
b. Securities sold under agreements to repurchase (3)			B995	0	14.b
15. Trading liabilities (from Schedule RC-D)			3548	253,000	15
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)			3190	260,000	16
17. and 18. Not applicable
19. Subordinated notes and debentures (4)			3200	0	19
20. Other liabilities (from Schedule RC-G)			2930	1,860,000	20
21. Total liabilities (sum of items 13 through 20)			2948	37,615,000	21
22. Not applicable

(1)	Includes total demand deposits and noninterest-bearing time and savings deposits.

(2)	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”

(3)	Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.

(4)	Includes limited-life preferred stock and related surplus.

FFIEC 031
Page RC-2
16
DEUTSCHE BANK TRUST COMPANY AMERICAS
Legal Title of Bank
FDIC Certificate Number: 00623
Printed on 8/4/2011 at 1:23 PM

EQUITY CAPITAL
Bank Equity Capital
	RCFD	Tril | Bil | Mil | Thou
23. Perpetual preferred stock and related surplus	3838	1,500,000	23
24. Common stock	3230	2,127,000	24
25. Surplus (excludes all surplus related to preferred stock)	3839	588,000	25
26. a. Retained earnings	3632	5,218,000	26.a
b. Accumulated other comprehensive income (5)	B530	13,000	26.b
c. Other equity capital components (6)	A130	0	26.c
27. a. Total bank equity capital (sum of items 23 through 26.c)	3210	9,446,000	27.a
b. Noncontrolling (minority) interests in consolidated subsidiaries	3000	385,000	27.b
28. Total equity capital (sum of items 27.a and 27.b)	G105	9,831,000	28
29. Total liabilities and equity capital (sum of items 21 and 28)	3300	47,446,000	29

Memoranda

To be reported with the March Report of Condition.
1.	Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2010

RCFD	Number
6724	N/A	M.1
1	= Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2	= Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submit a report on the consolidated holding company (but not on the bank separately)

3	= Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm.

4	= Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5	= Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)

6	= Review of the bank’s financial statements by external auditors

7	= Compilation of the bank’s financial statements by external auditors

8	= Other audit procedures (excluding tax preparation work)

9	= No external audit work
To be reported with the March Report of Condition.

2. Bank’s fiscal year-end date

RCON	MM/DD
8678	N/A	M.2

(5)	Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.

(6)	Includes treasury stock and unearned Employee Stock Ownership Plan shares.